UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2008

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51666	20-3898239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 962-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On April 7, 2008, Spansion LLC (the “Company”), a wholly owned subsidiary of Spansion Inc., entered into a patent cross-license agreement (the “Agreement”) with International Business Machines Corp., a New York corporation (“IBM”). Under the Agreement, Spansion Inc. issued 1,607,717 shares of Spansion Class A common stock, par value $0.001 per share (the “Spansion Common Stock”) to IBM on April 7, 2008, and will make two additional five million dollar payments to IBM, either in cash or Spansion Common Stock equivalent to the cash amount at the time of payment, before March 25, 2010.

All of the shares of the Company’s common stock issued to IBM in the transaction described above were issued in reliance upon the exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANSION INC. (Registrant)

Date:	April 11, 2008	By:	/s/ Dario Sacomani
		Name:	Dario Sacomani
		Title:	Executive Vice President and Chief Financial Officer

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